Exhibit 99.2
EXECUTION COPY

RRI ENERGY, INC.,
as guarantor
PENNSYLVANIA ECONOMIC DEVELOPMENT FINANCING AUTHORITY
EXEMPT FACILITIES REVENUE BONDS
(Reliant Energy Seward, LLC Project)
SERIES 2001A

FOURTH SUPPLEMENTAL GUARANTEE AGREEMENT
Dated as of August 20, 2009
To
GUARANTEE AGREEMENT
Dated as of December 22, 2004

The Bank of New York Mellon Trust Company, N.A.,
as Trustee

EXECUTION COPY
FOURTH SUPPLEMENTAL GUARANTEE AGREEMENT
FOURTH SUPPLEMENTAL GUARANTEE AGREEMENT, dated as of August 20, 2009 (this “Supplemental Guarantee Agreement”), between RRI Energy, Inc., a Delaware corporation, formerly named Reliant Energy, Inc. (the “Company”), the other Subsidiary Guarantors (as defined in the Original Guarantee Agreement referred to herein) and The Bank of New York Mellon Trust Company, N.A., as trustee under the Indenture (as defined in the Original Guarantee Agreement) (the “Trustee”).
W I T N E S S E T H:
WHEREAS, the Company and the Subsidiary Guarantors have heretofore executed and delivered to the Trustee a Guarantee Agreement, dated as of December 22, 2004 (the “Original Guarantee Agreement”), relating to the Pennsylvania Economic Development Financing Authority Exempt Facilities Revenue Bonds (Reliant Energy Seward, LLC Project) Series 2001A, as supplemented by the Supplemental Guarantee Agreement, dated as of September 21, 2006 among the Company, Reliant Energy Power Supply, LLC, the other Subsidiary Guarantors and J.P. Morgan Trust Company, National Association, as trustee, the Second Supplemental Guarantee Agreement dated as of December 1, 2006 among the Company, the Subsidiary Guarantors and the Trustee, and the Third Supplemental Guarantee Agreement, dated as of June 1, 2009 among the Company, the other Subsidiary Guarantors, RRI Energy Solutions East, LLC and the Trustee (as so supplemented, the “Guarantee Agreement”);
WHEREAS, the Company desires to cure a defect in the definition of “Net Income” (set forth in Section 1.01 of the Original Guarantee Agreement), by amending clause (1)(a) of such definition as provided below;
WHEREAS, pursuant to Section 9.01(1) of the Original Guarantee Agreement, the Trustee and the Company are authorized to execute and deliver this Supplemental Guarantee Agreement to amend the Original Guarantee Agreement, without the consent of any Holder; and
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Series 2001A Bonds as follows:
ARTICLE I

Definitions
As used in this Supplemental Guarantee Agreement, terms defined in the Original Guarantee Agreement or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Guarantee Agreement refer to this Supplemental Guarantee Agreement as a whole and not to any particular section hereof.

ARTICLE II

Amendment
The definition of “Net Income” set forth in Section 1.01 of the Original Guarantee Agreement is hereby amended and restated as follows:
“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:
(1) any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with:
(a) any Asset Sale, other than any portion of the gain (or loss) attributable to mark-to-market earnings or losses;
(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and
(2) any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).
ARTICLE III

Miscellaneous
SECTION 3.1 Notices. All notices and other communications to the Company, Trustee or any Holder shall be given as provided in the Original Guarantee Agreement.
SECTION 3.2 Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Guarantee Agreement or the Guarantee Agreement or any provision herein or therein contained.
SECTION 3.3 Governing Law. This Supplemental Guarantee Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
SECTION 3.4 Severability Clause. In case any provision in this Supplemental Guarantee Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.
SECTION 3.5 Ratification of Guarantee Agreement; Supplemental Guarantee Agreement Part of Guarantee Agreement. Except as expressly amended hereby, the Guarantee Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Guarantee Agreement shall form a part of the Guarantee Agreement for all purposes, and every Holder of the Series 2001A Bonds heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Guarantee Agreement.
SECTION 3.6 Counterparts. The parties hereto may sign one or more copies of this Supplemental Guarantee Agreement in counterparts, all of which together shall constitute one and the same agreement.
SECTION 3.7 Headings. The headings of the Articles and the sections in this Supplemental Guarantee Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Guarantee Agreement to be duly executed as of the date first above written.

RRI ENERGY, INC., as Guarantor
By:	/s/ Andrew C. Johannesen
	Name:	Andrew C. Johannesen
	Title:	Vice President and Treasurer
Signature page to Supplemental Guarantee Agreement

RRI ENERGY ASSET MANAGEMENT, LLC
By:	/s/ Michael L. Jines
	Name:	Michael L. Jines
	Title:	Vice President, General Counsel and Corporate Secretary

RRI ENERGY BROADBAND, INC.
RRI ENERGY CALIFORNIA HOLDINGS, LLC
RRI ENERGY COMMUNICATIONS, INC.
RRI ENERGY COOLWATER, INC.
RRI ENERGY CORPORATE SERVICES, LLC
RRI ENERGY ELECTRIC SOLUTIONS, LLC
RRI ENERGY ELLWOOD, INC.
RRI ENERGY SOLUTIONS EAST, LLC
RRI ENERGY ETIWANDA, INC.
RRI ENERGY FLORIDA, LLC
RRI ENERGY KEY/CON FUELS, LLC
RRI ENERGY MANDALAY, INC.
RRI ENERGY NORTHEAST GENERATION, INC.
RRI ENERGY NORTHEAST HOLDINGS, INC.
RRI ENERGY ORMOND BEACH, INC.
RRI ENERGY POWER GENERATION, INC.
RRI ENERGY SABINE (DELAWARE), INC.
RRI ENERGY SABINE (TEXAS), INC.
RRI ENERGY SERVICES, INC.
RRI ENERGY SERVICES DESERT BASIN, LLC
RRI ENERGY TRADING EXCHANGE, INC.
RRI ENERGY VENTURES, INC.
RRI ENERGY WHOLESALE GENERATION, LLC

By:	/s/ Andrew C. Johannesen
	Name:	Andrew C. Johannesen
	Title:	Vice President and Treasurer of the corporations and limited liability companies listed above
Signature page to Supplemental Guarantee Agreement

The Bank of New York Mellon Trust Company, N.A., as Trustee
By:	/s/ Michael Judge
	Name:	Michael Judge
	Title:	Vice President
Signature page to Supplemental Guarantee Agreement